                                EXHIBIT 2.2
                                -----------


                AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
                -------------------------------------------

        This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of March 26, 2003, is made by and among Dominica Management, Inc., a New York corporation (the "Company"), Leeds Equity Partners III, L.P. ("Leeds"), J.W. Childs Associates, Inc. ("Childs" and together with Leeds, the "Stockholder Representatives") and DeVry Inc., a Delware corporation ("Buyer").

        Buyer, the Company, Ross University Services, Inc., a Delaware corporation, Ross University Management, Inc., a St. Lucia corporation, and each of the sellers identified therein (the "Sellers") have entered into a Stock Purchase Agreement dated as of March 19, 2003 (the "Purchase Agreement"). Except as otherwise indicated herein, capitalized terms used in this Amendment have the same meaning ascribed to such terms in the Purchase Agreement.
        Pursuant to Section 13.08 of the Purchase Agreement, the Company, the Stockholder Representatives and Buyer desire to amend the Purchase Agreement as provided in this Amendment.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Regulatory Notifications and Approvals.  Sections 11.07(a),
(b), (c) and (d) of the Purchase Agreement are hereby amended by replacing each instance of the words "seven days" with the words "fourteen days".

        2. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

        3. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

        4. Consent. The undersigned parties hereby consent to this Amendment pursuant to Section 13.08 of the Purchase Agreement and as such consent may otherwise be required.

        5. Limited Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Purchase Agreement except as expressly provided for in this Amendment.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Stock Purchase Agreement as of the date first above written.

                                          COMPANY:
                                          -------

                                          DOMINICA MANAGEMENT, INC.

                                          By: /s/ John T. St. James
                                              ----------------------------
                                          Name:  John T. St. James
                                               --------------------------
                                          Its:    V.P., Treasurer & Chief
                                                  Financial Officer
                                               --------------------------


                                          STOCKHOLDER REPRESENATIVES:
                                          --------------------------

                                          LEEDS EQUITY PARTNERS III, L.P.

                                          By:     Leeds Equity Associates, L.P.
                                          Its:    General Partner

                                          By:     Leeds Equity Management,
                                                  L.L.C.
                                          Its:    General Partner

                                          By:     /s/ Jeffrey T. Leeds
                                                  --------------------
                                          Name:   Jeffrey T. Leeds
                                                  --------------------
                                          Its:    Member
                                                  --------------------

                                          J.W. CHILDS ASSOCIATES, INC.

                                          By:     /s/ Adam Suttin
                                                  ---------------
                                          Name:   Adam Suttin
                                                  ---------------
                                          Its:    Vice President
                                                  ---------------

                                          BUYER:

                                          DeVRY INC.

                                          By:     /s/ Dennis J. Keller
                                                  --------------------
                                          Name:   Dennis J. Keller
                                                  --------------------
                                          Its:    Chairman and Co-CEO
                                                  --------------------